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                                                                Exhibit 5.1




December 19, 1997


Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549

RE:  Sulcus Computer Corporation
     Registration Statement on Form S-8
     ----------------------------------

Gentlemen:

        I refer to the Registration Statement on Form S-8 (the "Registration Statement") filed by Sulcus Hospitality Technologies Corp., a Pennsylvania corporation (the "Company"), with the Securities and Exchange Commission (the "Commission"), relating to:

        500,000 Shares of Common Stock (no par value) under the Sulcus Hospitality Technologies Corp. 1997 Employee Stock Purchase Plan; and

        500,000 Shares of Common Stock (no par value) under the Sulcus Hospitality Technologies Corp. 1997 Long-Term Incentive Plan; and

        500,000 Shares of Common Stock (no par value) under the Sulcus Hospitality Technologies Corp. 1997 Non-Employee Director Stock Option Plan (collectively, the "Plans").

        I have reviewed the Articles of Incorporation and By-Laws of the Company, as amended, the Registration Statement and the related prospectus which are part of the Registration Statement, records of certain of the Company's corporate proceedings as reflected in the Company's minute books, the Plans and have examined such authorities and statutes as I have deemed relevant to the opinions set forth hereinafter.




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Securities and Exchange Commission
Page 2
December 19, 1997

        Based upon the foregoing, it is in my opinion that the shares of Common Stock, when and if issued under the Plans will, when duly issued in accordance with the terms and conditions of the Plans, be validly issued, fully paid and non-assessable.

        I hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to me in the exhibit list to the Prospectus in the Prospectus which forms a part thereof.

Sincerely,

/s/ John W. Ryba

John W. Ryba
Sr. Vice President
 and Chief Legal Officer


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